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     Article IX of the by-laws of Premier Research Worldwide, Ltd. is amended to read in its entirety as follows:

                                   ARTICLE IX

                                    OFFICERS

     Section 1. The officers of the Corporation shall be chosen by the board of directors and shall be a Chairman of the Board, a chief executive officer, a president, a secretary and a treasurer. The board of directors may also choose one or more vice chairmen, vicepresidents, assistant secretaries and assistant treasurers.

     Section 2. The board of directors at its first meeting after each annual meeting of shareholders shall choose a Chairman of the Board, a chief executive officer, a president, a secretary, and a treasurer, none of whom need be a member of the board except for the Chairman of the Board.

     Section 3. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.

     Section 4. The salaries of all officers and agents of the Corporation shall be fixed by the board of directors.

     Section 5. Each officer of the Corporation shall hold office until his successor is chosen and qualifies, except in the event of his death, resignation or removal. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the Corporation shall be filled by the board of directors. Any two or more officers, other than those of president and secretary, may be held by the same person.

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                           THE CHAIRMAN OF THE BOARD

     Section 6. The Chairman of the Board shall preside at all meetings of the board of directors and shareholders, if present thereat, may appoint between meetings of the board ad hoc committees to the board, which appointments shall be subject to the approval of the board at its next meeting, may make recommendations to the board with respect to the membership of the committees to the board, and shall exercise such other powers and perform such other duties as shall be assigned to him from time to time by the board.

                               THE VICE CHAIRMAN

     Section 7. The vice chairman, or if there shall be more than one, the vice chairmen in the order determined by the board of directors, shall, in the absence or disability of the Chairman, perform the duties and exercise the powers of the Chairman and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                          THE CHIEF EXECUTIVE OFFICER

     Section 8. The chief executive officer ("CEO") shall, unless otherwise provided by the board of directors, be the chief executive officer of the Corporation. As chief executive officer, he shall have general supervision over the affairs of the Corporation, subject to the policies and directives of the board of directors and shall supervise and direct all officers and employees of the Corporation, but may delegate in his discretion any of his powers to any officer or such other executives as he may designate.

                                 THE PRESIDENT

     Section 9. Unless otherwise provided by the board of directors, the president will be the chief operating officer of the Corporation and shall have general supervision over and control of the operations and activities of the Corporation, subject to the supervision and control of the board of directors, and shall have general supervision and direction of all operating officers and employees of the Corporation, but may delegate in his discretion any of his powers as chief operating officer to any vice president or such other executives as he may designate. In the absence or disability of the CEO, the president shall perform the duties and exercise the powers of the chief executive officer. The president shall have such other duties as from time to time may be assigned to him by the board of directors.

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     Section 10. The Chairman of the Board, vice chairman, CEO, president, or any vice president shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the Corporation.

                              THE VICE-PRESIDENTS

     Section 11. The vice president, or if there shall be more than one, the vice-presidents in the order determined by the board of directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president and shall perform such other duties and have such other powers as the board of directors, the Chairman of the Board, the CEO or the president may from time to time prescribe.

                    THE SECRETARY AND ASSISTANT SECRETARIES

     Section 12. The secretary shall attend all meetings of the board of directors and all meetings of the shareholders and record all the proceedings of the meetings of the Corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors, the Chairman of the Board, the CEO or the president, under whose several supervision he shall be. He shall have custody of the corporate seal of the Corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

     Section 13. The assistant secretary, or if there shall be more than one, the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.


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                     THE TREASURER AND ASSISTANT TREASURERS

     Section 14. The treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the board of directors.

     Section 15. He shall disburse the funds of the Corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board, the CEO, the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

     Section 16. If required by the board of directors, he shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

     Section 17. The assistant treasurer, or, if there shall be more than one, the assistant treasurers in the order determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.